NXSTAGE REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS AND EXCEEDS GUIDANCE

•	Revenue Increases to $79.5 million, up 10% from Q1'14

•	Home Revenue Increases to $43.5 million, up 19% from Q1'14

•	Company Trending Toward Higher End of Annual Revenue Guidance Range

LAWRENCE, Mass., May 6, 2015, --NxStage Medical, Inc. (Nasdaq: NXTM), a leading manufacturer of innovative dialysis products, today reported first quarter financial results that exceed the top end of its guidance range.
Revenue for the first quarter of 2015 increased 10 percent to $79.5 million, compared with revenue of $72.2 million for the first quarter of 2014. The Company's revenue guidance range for the first quarter was $77.5 million to $78.5 million. The increase was driven by outperformance in the System One segment which consists of Home and Critical Care.
Home revenue increased 19 percent to $43.5 million for the first quarter of 2015 compared with revenue of $36.5 million for the first quarter of 2014.

Critical Care revenue increased 9 percent to $16.1 million for the first quarter of 2015 compared with revenue of $14.7 million for the first quarter of 2014.
Consistent with the Company's guidance, In-center revenue was $17.9 million for the first quarter of 2015 compared with revenue of $18.9 million for the first quarter of 2014.

Net loss attributable to NxStage Medical, Inc.'s stockholders was $5.7 million for the first quarter of 2015 compared with a net loss of $5.3 million for the first quarter of 2014. NxStage Medical, Inc.'s net loss for the first quarter of 2015 was better than its guidance for a net loss of $6.5 million to $7.5 million, and included $5.6 million in losses from operations from the Company's Services segment, NxStage Kidney Care, less noncontrolling interest.

"NxStage had a strong start to the year," stated Jeffrey H. Burbank, Founder and Chief Executive Officer of NxStage. "We delivered solid revenue growth and made good progress across a number of key financial metrics in the first quarter. We are continuing the momentum we established in 2014 with initiatives aimed at capitalizing on our expanding opportunity with the NxStage System One. Our strategic growth initiatives remain solidly on track and we believe they are positioning the Company toward our goal of sustainable 15% annual home revenue growth in 2015 and beyond."

Guidance:

"After a strong first quarter, we believe we are trending towards the higher end of our annual revenue guidance which was originally set to be between $324 million and $328 million," stated Matthew W. Towse, Chief Financial Officer. "Looking ahead to the second quarter, we expect revenue to be between $79.0 million and $80.5 million, and a net loss in the range of $5.5 million to $7.0 million. As we expect to work towards sustainable operating profit in the products business, we expect the majority of the Company's projected net loss to be related to our investment in NxStage Kidney Care."

Conference Call:

NxStage will also host a conference call today at 9:00 a.m. Eastern Time to discuss its first quarter financial results. To listen to the conference call, please dial 877-392-9886 (domestic) or 707-287-9329 (international). The call will also be webcast LIVE and can be accessed via the investor relations section of the Company’s website at http://ir.nxstage.com.

A replay of the conference call will be available two hours after the completion of the call through May 14, 2015. To access the replay, dial 855-859-2056 (domestic) or 404-537-3406 (international) and reference conference ID 20785879. An online archive of the conference call can be accessed via the investor relations section of the Company’s website at http://ir.nxstage.com.

About the NxStage System One

The NxStage System One is the first and only portable hemodialysis machine cleared specifically by the U.S. Food & Drug Administration (FDA) for home hemodialysis and home nocturnal hemodialysis. Its simplicity and revolutionary size (just over a foot tall) are intended to allow convenient use in patients' homes and give patients the freedom to travel with their therapy. When combined with the NxStage Pureflow SL Dialysis Preparation System, patients are able to further simplify, using ordinary tap water to create dialysis fluid. Unlike conventional hemodialysis systems, the System One requires no special infrastructure to operate. Under the guidance of their physician, patients can use the NxStage System One, with their trained partners, where, how and when it best meets their needs, including while they are sleeping - at home or on vacation and at a medically appropriate treatment frequency. The System One is also used to provide a range of flexible therapy options in more traditional care settings such as hospitals and dialysis centers. Its safety and efficacy have been demonstrated by experience with more than 10 million treatments with thousands of patients around the world. www.nxstage.com.

About NxStage
NxStage Medical, Inc. (Nasdaq: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative products for the treatment of ESRD and acute kidney failure. For more information on NxStage and its products, please visit the Company's website at www.nxstage.com.
Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated demand for the Company's products, anticipated operating results, including revenues, loss, gross margin, and other expectations as to future operating results. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including market acceptance and demand for NxStage's products domestically and internationally, growth in home and/or more frequent hemodialysis, unanticipated difficulties in achieving operational efficiencies and cost reductions, changes in reimbursement for home and more frequent hemodialysis, changes in the regulatory environment, changes in the historical purchasing patterns and preferences of our customers, including DaVita Healthcare Partners Inc. and Fresenius Medical Care, including in response to the Company's NxStage Kidney Care initiative, and certain other factors that may affect future operating results and which are detailed in NxStage's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014.

In addition, the statements in this press release represent NxStage's expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage's expectations or beliefs as of any date subsequent to the date of this press release.

Contact:
Kristen K. Sheppard, Esq.
VP, Investor Relations
ksheppard@nxstage.com

NxStage Medical, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2015	2014

Revenues	$79,482	$72,221
Cost of revenues	49,356	43,287
Gross profit	30,126	28,934
Operating expenses:
Selling and marketing	14,548	13,218
Research and development	5,874	5,134
Distribution	6,371	6,550
General and administrative	8,912	8,821
Total operating expenses	35,705	33,723
Loss from operations	(5,579)	(4,789)
Other expense:
Interest expense	(241)	(198)
Other income, net	264	23
	23	(175)
Net loss before income taxes	(5,556)	(4,964)
Provision for income taxes	307	346
Net loss	(5,863)	(5,310)
Less: Net loss attributable to noncontrolling interests	(205)	(35)
Net loss attributable to stockholders of NxStage Medical, Inc.	$(5,658)	(5,275)

Net loss per share, basic and diluted	$(0.09)	$(0.09)
Weighted-average shares outstanding, basic and diluted	62,836	61,252

Other comprehensive (loss) income	(776)	182
Total comprehensive loss	(6,639)	(5,128)
Less: Comprehensive loss attributable to noncontrolling interests	(205)	(35)
Total comprehensive loss attributable to stockholders of NxStage Medical, Inc.	$(6,434)	$(5,093)

NxStage Medical, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	March 31,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$51,012	$52,884
Accounts receivable, net	23,989	24,099
Inventory	45,277	45,401
Prepaid expenses and other current assets	6,382	6,767
Total current assets	126,660	129,151
Property and equipment, net	64,209	66,574
Field equipment, net	21,661	21,118
Deferred cost of revenues	33,798	34,039
Intangible assets, net	13,629	14,370
Goodwill	41,817	41,817
Other assets	2,826	2,657
Total assets	$304,600	$309,726
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,959	$13,845
Accrued expenses	21,139	24,653
Current portion of long-term debt	84	93
Other current liabilities	5,388	6,165
Total current liabilities	43,570	44,756
Deferred revenues	51,697	52,943
Long-term debt	746	848
Other long-term liabilities	18,379	19,624
Total liabilities	114,392	118,171
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock: par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding as of March 31, 2015 and December 31, 2014	—	—
Common stock: par value $0.001, 100,000,000 shares authorized; 64,007,122 and 63,429,005 shares issued as of March 31, 2015 and December 31, 2014, respectively	64	63
Additional paid-in capital	598,753	593,073
Accumulated deficit	(393,146)	(387,488)
Accumulated other comprehensive loss	(2,968)	(2,192)
Treasury stock, at cost: 794,588 and 772,273 shares as of March 31, 2015 and December 31, 2014, respectively	(13,378)	(12,989)
Total NxStage Medical, Inc. stockholders' equity	189,325	190,467
Noncontrolling interest	883	1,088
Total stockholders' equity	190,208	191,555
Total liabilities and stockholders’ equity	$304,600	$309,726

NxStage Medical, Inc.
Cash Flows from Operating Activities
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014

Cash flows from operating activities:
Net loss	$(5,863)	$(5,310)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,680	6,591
Stock-based compensation	3,727	2,641
Other	508	80
Changes in operating assets and liabilities:
Accounts receivable	2	(5,118)
Inventory	(5,688)	(8,224)
Prepaid expenses and other assets	81	(393)
Accounts payable	3,650	7,702
Accrued expenses and other liabilities	(3,158)	(339)
Deferred revenues	(523)	(1,010)
Net cash provided by (used in) operating activities	$416	$(3,380)

NxStage Medical, Inc.
Revenues by Segment
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
System One segment
Home	$43,498	$36,495
Critical Care	16,082	14,692
Total System One segment	59,580	51,187
In-Center segment	17,867	18,916
Other	1,847	2,054
Products subtotal	79,294	72,157
Services segment	670	116
Elimination of intersegment revenues	(482)	(52)
Total	$79,482	$72,221

NxStage Medical, Inc.
Segment Financial Performance
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
System One, In-Center and Other
Revenues	$79,294	$72,157
Gross profit	$33,706	$30,181
Gross margin percentage	43%	42%
Income (Loss) from operations	$203	$(1,834)
Services
Revenues	$670	$116
Gross profit	$(3,580)	$(1,247)
Gross margin percentage	n/a	n/a
Loss from operations	$(5,782)	$(2,955)
Eliminations
Elimination of intersegment revenues	$(482)	$(52)
Total Company
Revenues	$79,482	$72,221
Gross profit	$30,126	$28,934
Gross margin percentage	38%	40%
Loss from operations	$(5,579)	$(4,789)